Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), each Holder (as defined below) (each, a “Secured Party” and collectively, the “Secured Parties”) and Cortland Capital Market Services LLC, as collateral agent for itself and the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”), effective as of December 15, 2016.

R E C I T A L S :

A.       The Company and each Holder are parties to a Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Purchase Agreement”), pursuant to which the Company will issue or has issued, and the Holders will purchase or have purchased on a several basis, up to $55,000,000 in aggregate principal amount of senior secured notes due December 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”).

B.       The Notes shall be secured by a first-priority security interest in all of the Company’s equity interest in PE OP CO., a Delaware corporation (the “Issuer”).

C.       The Company owns one hundred percent of the issued and outstanding shares of common stock, $0.001 par value per share, of the Issuer as set forth on Schedule I attached hereto opposite the Company’s name, as such Schedule I may be updated or modified from time to time.

D.       As a condition to entering into the Purchase Agreement with the Company, the Holders have required, among other things, that the Company shall have made the pledge and hypothecation contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “control”, “investment property”, “proceeds” and “records”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (including in the form of Note attached thereto as Exhibit B).

(a)               “Agent Fee Letter” means that certain Agent Fee Letter, dated as of December 15, 2016, made by and between the Company and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

(b)               “Collateral” means the Pledged Collateral.

(c)               “Holders” means (x) each Person that is (i) a signatory to the Purchase Agreement and identified as an “Investor” on Exhibit A to the Purchase Agreement, (ii) a holder of a Note and (iii) a signatory to this Agreement and identified as a “Secured Party” on the signature pages to this Agreement, and (y) any other Person that becomes (i) a holder of a Note pursuant to any permitted assignment or transfer and (ii) a “Secured Party” under this Agreement pursuant to a Security Agreement Joinder, other than any such Person that ceases to be a party hereto pursuant to an assignment of all of its Notes and its rights and obligations under the Transaction Documents.

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(d)               “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent or the Required Holders may reasonably request.

(e)               “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Agent or to the Secured Parties, including, without limitation, all obligations under this Agreement, the Purchase Agreement, the Notes, the Agent Fee Letter and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) the principal amount of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Purchase Agreement, the Notes, the Agent Fee Letter and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(f)                “Organizational Documents” means the Company’s certificate of incorporation and bylaws.

(g)               “Pledged Collateral” shall have the meaning ascribed to such term in Section 2(d).

(h)               “Pledged Shares” shall have the meaning ascribed to such term in Section 2(a).

(i)                 “Security Agreement Joinder” means an agreement substantially in the form of Exhibit 1 hereto.

(j)                 “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Terms used in this Agreement in the singular have the same meaning in the plural, and vice-versa.

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2.                  Pledge. As collateral security for the Obligations, the Company hereby pledges, collaterally assigns and hypothecates to the Agent on behalf of itself and the Secured Parties, and grants to the Agent, for the benefit of the Agent and the Secured Parties, a lien on and security interest in:

(a)               the equity interests of the Issuer identified on Schedule I hereto (as may be updated or modified from time to time in accordance herewith) as being pledged that are held by the Company, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing (the “Pledged Shares”) and the certificates representing the Pledged Shares, any interest of the Company in the entries on the books of any securities intermediary pertaining thereto and all equity dividends and cash dividends, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)               all additional equity interests of the Issuer at any time acquired by the Company in any manner, and the certificates representing such additional equity interests (and any such additional equity interests shall constitute part of the Pledged Shares under this Agreement), and all equity dividends, cash dividends, distributions, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(c)               all Records (as defined in the UCC), including supporting evidence and documents relating to any of the above-described property, including, without limitation, all books of account, ledgers, and cabinets in which the same are reflected or maintained; and

(d)               all proceeds of any of the foregoing (the assets described in this Section 2, are collectively referred to as, the “Pledged Collateral”).

3.                  Security for Obligations. This Agreement and all of the Pledged Collateral secure the prompt payment and performance when due of any and all Obligations, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

4.                  Delivery of Pledged Collateral. All certificates or instruments that constitute “certificated securities” pursuant to Article 8 of the UCC that represent or evidence any of the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by Necessary Endorsements in form and substance reasonably satisfactory to the Agent and the Required Holders. The Agent shall have the right upon the occurrence and during the continuance of an Event of Default, with concurrent written notice to the Company, at any time in its sole discretion to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral in order to exercise its rights and remedies hereunder. In addition, the Agent shall have the right to exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

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5.                  Effectiveness. This Agreement will become effective upon the date on which the Agent has received (a) a counterpart hereof duly executed by each of the parties hereto, (b) a copy of the Agent Fee Letter duly executed by each of the parties thereto, (c) a copy of the Note Purchase Agreement duly executed by each of the parties thereto, and (d) payment from the Company of (i) all fees required to be paid on or prior to the effective date of this Agreement pursuant to the Agent Fee Letter and (ii) all reasonable third-party fees and expenses incurred by the Agent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorneys’ fees and expenses.

6.                  Representations and Warranties; Covenants. In order to induce the Agent and the Holders to enter into this Agreement and for the Holders to purchase the Notes under the Purchase Agreement, the Company represents and warrants that the following statements are true, correct and complete on the Closing Date (except to the extent such representation or warranty relates to an earlier date, in which case, it is true, correct and complete as of such earlier date) as follows and agrees as follows:

(a)               Schedule I hereto completely and accurately sets forth the number of equity interests of, and options or other rights to purchase or receive, the issued and outstanding equity interests of the Issuer held by the Company as of the date hereof and indicates which such equity interests constitute Pledged Shares. The Pledged Shares held by the Company constitute, as of the date hereof, the percentage of the issued and outstanding equity interests of the Issuer set forth on Schedule I. All of such Pledged Shares owned by the Company are owned legally and beneficially by the Company and have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule I, there are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other equity interests or any securities convertible into equity interests of any Issuer, and there are no preemptive rights with respect to the equity interests of the Issuer that constitute Pledged Shares of the Issuer and the Pledged Shares are free and clear of all Liens.

(b)               The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(c)               The execution, delivery and performance of this Agreement by the Company does not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Company) necessary for the Company to enter into and perform its obligations hereunder have been obtained.

(d)               The Company hereby agrees to comply with any and all orders and instructions of the Agent regarding the Pledged Shares consistent with the terms of this Agreement without the further consent of the Company as contemplated by Section 8-106 (or any successor section) of the UCC. Further, the Company agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

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(e)               The Company shall vote the Pledged Shares to comply with the covenants and agreements set forth herein, the Purchase Agreement and in the Notes.

(f)                The Company shall register the pledge of the applicable Pledged Shares on the books of the Company. Further, except with respect to certificated securities delivered to the Agent, the Company shall deliver to the Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration and shall be in form and substance reasonably satisfactory to the Required Holders) signed by the Issuer, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; (b) it agrees to comply with any and all orders and instructions of the Agent regarding the Pledged Shares without the further consent of the Company as contemplated by Section 8-106 (or any successor section) of the UCC; (c) at any time directed by the Agent during the continuation of an Event of Default, the Issuer will transfer the record ownership of such Pledged Shares into the name of any designee of the Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Agent without the further consent of the Company.

(g)               In the event that, upon an occurrence of an Event of Default, the Agent (at the written direction of the Required Holders) shall sell all or any of the Pledged Shares to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Shares, the Company shall, to the extent applicable: (i) deliver to the Agent or the Transferee, as the case may be, the certificate of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Issuer and its direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Issuer and its direct and indirect subsidiaries, if so directed by the Agent; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Shares to the Transferee or the purchase or retention of the Pledged Shares by the Agent and allow the Transferee or the Agent to continue the business of the Issuer and its direct and indirect subsidiaries.

(h)               The Company’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office or principal place of business all as in effect on the date hereof, are indicated in Schedule I hereof. Schedule I also lists the Company’s jurisdiction and type of organization, legal name and location of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

(i)                 The Company hereby irrevocably authorizes the Agent (and its designees) at any time and from time to time to file any financing statements and amendments thereto relating to the Collateral without the signature of such Grantor where permitted by law in such form and in such jurisdictions as the Agent or Required Holders reasonably determine appropriate to perfect the security interests of the Agent under this Agreement. The Company agrees to provide all necessary information related to such filings to the Agent promptly upon request by the Agent or the Required Holders.

(j)                 The Company shall take such further actions, and execute and/or deliver to the Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, and will obtain such governmental consents and corporate approvals and will cause to be done all such other things as the Agent or the Required Holders may in its or their judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided herein and the rights and interests granted to the Agent hereunder, and enable the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form satisfactory to the Agent and the Required Holders and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Agent hereunder, as against third parties, with respect to the Collateral.

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(k)               The Company shall, except upon not less than 10 days’ prior written notice to the Agent, and delivery to the Agent of all additional financing statements, information and other documents reasonably requested by the Agent or the Required Holders to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its legal name, identity, type of organization or corporate structure; (ii) change the location of its chief executive office or its principal place of business; (iii) change its Federal Taxpayer Identification Number or organizational identification number (if any); or (iv) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

7.                  Defaults. The following events shall be “Events of Default”:

(a)               the occurrence of an Event of Default (as that term is defined in the Notes) under the Notes;

(b)               the Company’s failure to pay to the Agent any amounts when and as due under this Agreement or the Agent Fee Letter, if such failure remains uncured for a period of at least five (5) days;

(c)               any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made;

(d)               except as otherwise provided in Section 7(e), the failure by the Company to observe or perform any of its obligations hereunder for ten (10) days after delivery to the Company of notice of such failure by or on behalf of the Agent or a Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure the same in a timely fashion; or

(e)               if any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company, or by any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that the Company has any liability or obligation purported to be created under this Agreement.

8.                  Duty To Hold In Trust. If the Company shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Shares or instruments representing Pledged Shares acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Company or any of its direct or indirect subsidiaries) in respect of the Pledged Shares (whether as an addition to, in substitution of, or in exchange for, such Pledged Shares or otherwise), the Company agrees to (i) accept the same as the agent of the Agent and the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Agent and the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth (5th) Business Day following the receipt thereof by the Company, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement as Collateral.

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9.                  Rights and Remedies Upon Default.

(a)               Upon the occurrence of any Event of Default and at any time thereafter, the Agent and the Secured Parties, acting through the Agent by written direction to the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Agent and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of itself and the Secured Parties, shall have the rights and powers listed below and shall act in accordance with such rights and powers:

(i)                 All rights of the Company to exercise the voting and other consensual rights with respect to the Pledged Collateral it would otherwise be entitled to exercise shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole right to exercise such voting and other consensual rights.

(ii)              All rights of the Company to receive dividends, distributions or other proceeds of the Pledged Collateral which it would otherwise be authorized to receive and retain shall immediately cease and all such rights shall thereupon become vested in the Agent, which shall have the sole right to receive and hold such dividends, distributions or other proceeds as Pledged Collateral.

(iii)            The Agent may, without notice except as specified herein, sell all of the Pledged Collateral pledged by the Company or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as Agent deems commercially reasonable. The Company acknowledges and agrees that such a private sale may result in prices and other terms which may be less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of any of the Pledged Collateral, if permitted by law, the Agent (if so directed by the Required Holders in writing) and any Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of such Pledged Collateral or any portion thereof. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuing corporation of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws (collectively, the “Securities Laws”), even if the Issuer would agree to do so. To the extent permitted by law, the Company hereby specifically waives all rights of redemption, stay or appraisal which such Pledgor has or may have under any law now existing or hereafter enacted; provided, however, that the foregoing waiver shall inure to the benefit of only the Agent and the Secured Parties and their respective successors and permitted assigns.

(iv)             All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied to the Obligations, in each case, in accordance with the terms hereof.

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(v)               Each Pledgor recognizes that the Agent may be unable to effect a public sale of all or part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act or under applicable state securities laws.

(b)               The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Company will only be credited with payments actually made by the purchaser and received by the Agent or party acting on behalf of the Agent. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

10.              Applications of Proceeds.

(a)               The Agent shall apply the proceeds of any sale, collection, foreclosure, disposition or other realization of the Collateral hereunder in the following order of application:

(i)                 first, to the payment of all amounts payable under this Agreement and the Agent Fee Letter on account of the Agent’s fees and any fees, costs and expenses (including, without limitation, any taxes, fees and other costs incurred in connection with the transactions contemplated hereunder and reasonable fees and expenses of legal counsel to the Agent) or other liabilities of any kind incurred by the Agent or any custodian, agent or sub-agent of the Agent in connection with this Agreement or any other Transaction Document or the Agent performing its obligations hereunder or thereunder or the transactions contemplated hereunder;

(ii)              second, to satisfaction of the Obligations pro rata among the Secured Parties (as the Agent is directed in writing by all Secured Parties, which written direction shall be based on then-outstanding principal amounts of the Notes at the time of any such determination);

(iii)            third, to the payment of any other amounts required by applicable law; and

(iv)             fourth, to the Company any surplus proceeds.

(b)               In the event that there are any proceeds from any sale, collection, foreclosure, disposition or other realization upon any Pledged Collateral remaining after application in accordance with Section 10(a)(i) above, each of the Secured Parties and the Company hereby (i) agrees (on behalf of itself and its Affiliates) that the Agent shall have no liability to Company, any Secured Party or any of their respective Affiliates for applying such remaining proceeds in accordance with written directions received by the Agent from all of the Secured Parties or pursuant to a court order issued by a court of competent jurisdiction and (ii) waives (on behalf of itself and its Affiliates) any and all claims and causes of action against the Agent for applying such remaining proceeds in accordance with any such written directions or court order.

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(c)               In the event that the Agent receives proceeds from any sale, collection, foreclosure, disposition or other realization upon any Pledged Collateral and has not received a written direction signed by all of the Secured Parties setting forth the amount of such proceeds payable to each Secured Party pursuant to Section 10(a)(ii) above, each of the Secured Parties and Company hereby (i) agrees that after applying such proceeds in accordance with Section 10(a)(i) above, the Agent may (x) retain such remaining proceeds, for the benefit of the Secured Parties, until such time as (A) the Agent has received a written direction signed by all of the Secured Parties setting forth the amount of such proceeds payable to each Secured Party pursuant to Section 10(a)(ii) above or (B) a court order has been issued by a court of competent jurisdiction directing the manner in which the Agent shall distribute such remaining proceeds or (y) interplead the amount of the distributions that should be made pursuant to clauses (ii) through (iv) of Section 10(a) above in any court of competent jurisdiction, without further responsibility in respect of such distributions under this Section 10 and (ii) waives any and all claims and causes of action against the Agent for taking any actions permitted by the immediately preceding clause (i) of this Section 10(c).

(d)               If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Agent and the Secured Parties are legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate set forth in the Notes, and the reasonable fees, costs and expenses of any attorneys employed by the Agent or the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Parties and the Agent arising out of the repossession, removal, retention or sale of the Collateral, unless, with respect to the Secured Parties, due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

11.              Securities Law Provision. The Company recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Shares by reason of certain prohibitions in the Securities Laws and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. The Company agrees that sales so made may be at prices and on terms less favorable than if the Pledged Shares were sold to the public, and that the Agent has no obligation to delay the sale of any Pledged Shares for the period of time necessary to register the Pledged Shares for sale to the public under the Securities Laws. The Company shall cooperate with the Agent in its attempt to satisfy any requirements under the Securities Laws applicable to the sale of the Pledged Shares by the Agent.

12.              Costs and Expenses. The Company agrees to pay, promptly upon demand, (i) the fees set forth in the Agent Fee Letter, (ii) all reasonable out-of-pocket fees, costs and expenses incurred by the Agent and its agents in the preparation, execution, delivery, filing, recordation, administration, continuation or enforcement of this Agreement or any other Transaction Document or any consent, amendment, waiver or other modification relating hereto or thereto, or the transactions contemplated thereby or the exercise of rights or performance of obligations by the Agent thereunder, (iii) all reasonable out-of-pocket fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Agent incurred in connection with the negotiation, preparation, closing, administration, continuation, performance or enforcement of this Agreement or any other Transaction Document or any consent, amendment, waiver or other modification relating hereto or thereto, or the transactions contemplated thereby or the exercise of rights or performance of obligations by the Agent thereunder and any other document or matter requested by Company and (iv) all reasonable out-of-pocket costs and expenses incurred by the Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Agent’s liens on and security interest in the Pledged Collateral, including, in connection with any filing or recording required or permitted hereunder, any filing and recording fees, expenses and taxes, stamp or documentary taxes, and any expenses of any searches reasonably required by the Agent. The Company shall also pay all other claims and charges which in the reasonable opinion of the Agent or the Required Holders is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the security interests therein. The Company will also pay, promptly upon demand, any and all reasonable fees, costs and expenses of the Agent, including the reasonable fees, expenses and disbursements of its legal counsel and of any auditors, accountants, consultants or appraisers or other professional advisors, experts and agents, which the Agent, for the benefit of itself and the Secured Parties, or the Secured Parties may incur in connection with (i) the protection, preservation, satisfaction, foreclosure, collection or enforcement of the Collateral subject to this Agreement and the security interest therein and lien thereon, (ii) the enforcement of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iv) the exercise or enforcement of any of the rights of collection of the Secured Parties under the Notes. Such fees shall be paid within fifteen (15) days of submission of a request by the Agent to the Company and the Company shall promptly notify the Agent and the Secured Parties of the payment of such fees. Each of the parties hereto hereby acknowledges and agrees that the Agent Fee Letter shall constitute a Transaction Document, and all fees, costs, expenses and compensation payable thereunder shall constitute Obligations secured equally and ratably by the Collateral. All of the agreements in this Section 12 will survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent.

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13.              Security Interests Absolute. All rights of the Agent and the Secured Parties and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; or (d) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Agent and the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Agent or the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Agent or the Secured Parties, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Agent or the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Agent or the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.              Term of Agreement. This Agreement and the Liens granted hereby shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company contained in this Agreement shall survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent. Upon such termination, the Agent, at the written request and expense of the Company, will promptly execute and deliver to the Company a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the Pledged Collateral as may be in the possession of the Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

15.              Power of Attorney; Further Assurances.

(a)               The Company authorizes the Agent, acting on behalf of itself and the Secured Parties, as set forth herein, and does hereby make, constitute and appoint the Agent and its agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Agent or the Company, to, after the occurrence and during the continuance of an Event of Default, generally, at the option of the Agent (or at the direction of the Required Holders), and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent or the Required Holders deem necessary to protect, preserve and realize upon the Collateral and the security interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company is subject or to which the Company is a party.

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(b)               The Company hereby irrevocably appoints the Agent as the Company’s attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company, to take any action and to execute any instrument which the Agent or the Required Holders may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto (or, in the case of a Person that becomes a Secured Party after the date hereof, in the Security Agreement Joinder pursuant to which such Person becomes a party hereto) or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

17.              Agent.

(a)               Appointment. The Secured Parties, by their acceptance of the benefits of the Agreement, hereby designate Cortland Capital Market Services LLC as the Agent to act as specified herein. Each Secured Party shall be deemed irrevocably to authorize and direct the Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any and all of its duties hereunder and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by it, and will not be responsible for any misconduct or negligence on the part of any of them. The Agent and any such sub-agent may perform any and all of its duties hereunder and exercise its rights and powers hereunder by or through their respective Affiliates. The exculpatory and indemnification provisions of this Agreement shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Agreement shall apply to any such sub-agent and to the Affiliates of any such sub-agent as if such sub-agent and Affiliates were named herein.

(b)               Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, (i) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is instructed in writing to exercise by the Required Holders (or such greater number of Holders as may be expressly required herein); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its legal counsel, may expose the Agent to liability or that is contrary to this Agreement or any other Transaction Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code, and (ii) neither the Agent nor any of its partners, officers, directors, employees or agents shall be liable for any action taken or not taken by it as such under this Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by it or its gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction, and then only for direct damages to the extent provided by law and not for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages; provided, further, that neither the Agent nor any of its partners, officers, directors, employees or agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Holders (or such greater number of Holders as may be expressly required herein). The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other related agreement a fiduciary relationship or other implied duties under this Agreement or any other related agreement, or in respect of the Company or any Secured Party, regardless of whether an Event of Default has occurred and is continuing; and nothing in the Agreement or any other related agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other related agreement except as expressly set forth herein and therein.

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(c)               Other Agreements. The Agent has accepted and is bound by this Agreement. The Agent will not otherwise be bound by, or be held obligated by, the provisions of any note purchase agreement, indenture, note or other agreement (other than this Agreement and the other documents executed by the Agent in connection herewith).

(d)               Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s purchase of Notes, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Company or any Secured Party for any recitals, statements, information, financial statements, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other related agreement or any contracts or insurance policies, or for the financial condition of the Company or the value of any of the Collateral, or have any duty to ascertain or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other related agreement, or the financial condition of the Company, or the value of any of the Collateral, or the existence or possible existence or absence of any default or Event of Default under this Agreement, Notes or any of the other related agreement, or the contents of any certificate, report or other document delivered under this Agreement, Notes or any of the other related agreement or in connection therewith. It is acknowledged and agreed by the Secured Parties and the Company that the Agent (i) has undertaken no analysis of this Agreement or the Pledged Collateral and (ii) has made no determination as to (x) the validity, enforceability, perfection, collectability, priority or sufficiency of any Liens granted or purported to be granted pursuant to this Agreement or (y) the accuracy or sufficiency of the documents, filings, recordings and other actions taken, or to be taken, to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to this Agreement. The Agent shall be entitled to assume that all Liens purported to be granted pursuant to this Agreement are valid and perfected Liens having the priority intended by the Secured Parties and this Agreement.

(e)               Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of itself and all of the Secured Parties. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action under this Agreement as it deems appropriate. This provision is intended solely for the benefit of the Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Transaction Document, or confer any rights or benefits on any party hereto. The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Agent shall have received written instructions in respect thereof from the Required Holders (or such greater number of Holders as may be expressly required herein) and, upon receipt of such instructions from the Required Holders (or such greater number of Holders as may be expressly required herein), the Agent shall be entitled to act or (where so instructed) refrain from action, or to exercise such power, discretion or authority, in accordance with such instructions. The Agent may at any time solicit written confirmatory instructions from the Required Holders (or such greater number of Holders as may be expressly required herein) or request an order of a court of competent jurisdiction as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement. If such instructions or order are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action and may suspend performance of such obligations as it determines to be appropriate until it receives such instructions or order, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other related agreement, and the Company shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing except in the case of the gross negligence or willful misconduct of the Agent as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability, or (ii) require it to expend or risk its own funds, or (iii) is contrary to this Agreement, the Notes, any other related agreement or applicable law.

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(f)                Reliance. The Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, facsimile, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document, sent or made by the Company or any Secured Party, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof, upon any judicial order or judgment pertaining to the Agreement, the Notes, the Agent Fee Letter and any other related agreement and the transactions contemplated thereunder, and, with respect to all legal matters pertaining to the Agreement, the Notes, the Agent Fee Letter and any other related agreement and its duties thereunder, upon any advice, opinion or statement of legal counsel selected by it and upon all other matters pertaining to this Agreement, the Notes, the Agent Fee Letter and any other related agreement and its duties thereunder, upon advice of independent consultants and other experts selected by it, and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Transaction Documents has been duly authorized to do so. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or that the liens granted pursuant to this Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

(g)               Limitations on Duty of Agent in Respect of Pledged Collateral.

(i)                 Beyond its obligations under Sections 4 and 6 hereof and the exercise of reasonable care in the custody of Pledged Collateral in its possession, the Agent will have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining or otherwise perfecting or maintaining the perfection of any Liens on the Pledged Collateral. The Agent will be deemed to have exercised reasonable care in the custody of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, and the Agent will not be liable or responsible for any loss or diminution in the value of any of the Pledged Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Agent in good faith.

(ii)              The Agent will not be responsible for the existence, genuineness or value of any of the Pledged Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Agent, for the validity or sufficiency of the Pledged Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Collateral, for insuring the Pledged Collateral or for the payment of taxes, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of the Pledged Collateral. The Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Pledged Collateral.

(h)               Security or Indemnity in favor of the Agent(i). The Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

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(i)                 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Company, the Secured Parties, shall severally, and not jointly, reimburse and indemnify the Agent and its Affiliates, and each and all of their respective partners, members, shareholders, officers, directors, employees, trustees, attorneys and agents (and any other persons with other titles that have similar functions) and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Agent Indemnitee”), in proportion to the outstanding amount of their respective principal amounts of the Notes on the date on which indemnification is sought under this Section 17(i) (or, if indemnification is sought after the date upon which the Notes have been paid in full, in proportion to the outstanding amount of their respective principal amounts of the Notes immediately prior to such date), from and against any and all losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Agent Indemnitee in performing its duties hereunder or under any other related agreement, or in any way relating to or arising out of this Agreement and any other related agreement, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT INDEMNITEE; provided, no Agent Indemnitee will be entitled to indemnification hereunder of any such losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses which result from the gross negligence or willful misconduct of such Agent Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. Prior to taking any action or further action hereunder as the Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action or further action; provided, in no event shall this sentence require any Secured Party to indemnify any Agent Indemnitee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of an amount in proportion to the outstanding amount of their respective principal amounts of the Notes on the date on which indemnification is sought under this Section 17(i) (or, if indemnification is sought after the date upon which the Notes have been paid in full, in proportion to the outstanding amount of their respective principal amounts of the Notes immediately prior to such date); and provided further, this sentence shall not be deemed to require any Secured Party to indemnify any Agent Indemnitee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. All of the agreements in this Section 17(i) will survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent.

(j)                 Resignation or Removal of the Agent.

(i)                 The Agent may resign from the performance of all its functions and duties under this Agreement and the other Transaction Documents at any time by giving not less than 30 days’ prior written notice to the Company and the Secured Parties, and, subject to the appointment of a successor Agent and the acceptance of such appointment by the successor Agent, the Agent may be removed at any time by the Secured Parties. Such resignation or removal shall take effect upon the appointment of a successor Agent pursuant to clauses (ii) and (iii) below.

(ii)              Upon any such notice of resignation or removal, the Required Holders shall appoint a successor Agent hereunder.

(iii)            If a successor Agent shall not have been so appointed within 30 days after the retiring Agent gave notice of resignation or was removed, the retiring Agent may, at its option, (i) appoint a successor Agent who shall serve as successor Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above or (ii) petition any court of competent jurisdiction or may interplead the Company and the Secured Parties in a proceeding for the appointment of a successor Agent, and, in each cash, all fees, costs and expenses, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Company on demand; provided, that, notwithstanding the foregoing, in the case of a resignation by the Agent, if no successor Agent has been appointed by the 30th day after the date the Agent has given notice of its resignation in accordance with clause (i) above, the Agent’s resignation shall nevertheless become effective and the Secured Parties shall thereafter perform all of the duties of the Agent under this Agreement until such time, if any, as the Secured Parties appoint a successor Agent.

(k)               Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement, the Notes and any other related agreements. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The retiring Agent will (at the sole expense of the Company) promptly transfer all Liens and collateral security within its possession or control to the possession or control of the successor Agent and will execute such instruments and assignments as may be reasonably requested by the successor Agent to transfer to the successor Agent all Liens, interests, rights, powers and remedies of the predecessor Agent in respect of this agreement or the Pledged Collateral. After any retiring Agent’s resignation or removal hereunder as collateral agent, the provisions of this Agreement, including without limitation the immunities granted to it in Sections 12, 17 and 18(j) hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder and any actions taken in accordance with this clause (l).

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18.              Miscellaneous.

(a)               No course of dealing between the Company and the Agent or any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)               All of the rights and remedies of the Agent and the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)               This Agreement, together with any exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and any exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company, the Secured Parties and the Agent.

(d)               No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right or any other right, power or remedy.

(e)               This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. Each of the Secured Parties and the Company agree that, notwithstanding anything to the contrary in the Purchase Agreement or any other Transaction Document, no Person may become a Holder of a Note after the date hereof and a Secured Party hereunder (whether through a sale, transfer or assignment to such Person of any Holder’s rights or interests in all or a portion of any Note or any other Obligations, or otherwise), unless, on or prior to the date such Person becomes a Holder of a Note, such Person (i) agrees in writing to be bound by the terms of this Agreement as a “Secured Party” by executing and delivering a Security Agreement Joinder to the Agent and (ii) provides the Agent with all documentation and other information that the Agent requests in order to comply with the Agent’s obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and the results of any such “know your customer” or similar investigation conducted by the Agent shall be satisfactory to the Agent. Any sale, transfer or assignment to any Person of any Secured Party’s rights or interests in all or a portion of any Note or any other Obligations made in violation of the provisions of this Section 18(e) shall be void ab initio.

(f)                Promptly following a request made by the Agent to a Holder, such Holder shall notify the Collateral Agent of the outstanding principal amount of Notes held by such Holder at such time.

(g)               Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

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(h)               This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company, each Holder and the Agent hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude any Holder or the Agent from bringing suit or taking other legal action against the Company in any other jurisdiction to enforce a judgment or other court ruling in favor of any Holder or the Agent. THE COMPANY, EACH HOLDER AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)                 This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)                 The Company shall defend, indemnify, pay, reimburse and hold harmless the Secured Parties and the Agent and each of their respective Affiliates, and each and all of their respective partners, members, shareholders, officers, directors, employees, trustees, attorneys and agents (and any other persons with other titles that have similar functions) and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses, of any kind or nature (including fees relating to the cost of investigating, defending and otherwise addressing any of the foregoing, including reasonable fees and expenses of legal counsel selected by any Indemnitee, whether or not suit is brought), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, or in any way related to or arising from or alleged to arise from the execution, delivery, performance, administration or enforcement of this Agreement, including any of the foregoing relating to the violation of, noncompliance with or liability under, any law applicable to or enforceable against any Company or any of its Affiliates or any of the Pledged Collateral, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Indemnitee will be entitled to indemnification hereunder of any such losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses which result from the gross negligence or willful misconduct of such Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 18(j) may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified amounts incurred by the Indemnitees or any of them. All of the agreements in this Section 18(j) will survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent.

16

(k)               Nothing in this Agreement shall be construed to subject the Agent or any Secured Party to liability as an officer or director of the Company or a partner in any of the Company’s direct or indirect subsidiaries that is a partnership or as a member in any of the Company direct or indirect subsidiaries that is a limited liability company, nor shall the Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any the Company or any of its direct or indirect subsidiaries or otherwise, unless and until the Agent or any such Secured Party, as applicable, exercises its right to be substituted for the Company as a partner or member, as applicable, pursuant hereto.

(l)                 To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Company or any direct or indirect subsidiary of the Company or compliance with any provisions of any of the Organizational Documents, the Company hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

(m)             The Company and each Secured Party is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Agent (for itself and not on behalf of any Secured Party), hereby notifies all future Secured Parties, including subsequent assignees or transferees, that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Secured Party, which information includes the name and address of the Secured Party and other information that will allow the Agent, to identify the Secured Party in accordance with the Patriot Act. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Agent will ask for documentation to verify its formation and existence as a legal entity. The Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Secured Parties shall provide such information and take such actions as are requested by the Agent in order to maintain compliance with the Patriot Act.

(n)               In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder directly or indirectly caused by events beyond its control, including general labor disputes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software and hardware) services; provided, however, that the Agent, as the case may be, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performances as soon as practicable under the circumstances.

(o)               Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

(p)               Each Secured Party signatory to this Agreement on the date hereof hereby represents and warrants to the Agent (solely as to itself, and not as to any other Secured Party) that (x) as of the date hereof, the outstanding principal amount of the Notes held by such Secured Party is set forth on Schedule II hereto and (y) on or prior to the date of this Agreement, it has not assigned all or any portion of its Notes to any Person, except any Person that is listed on Schedule II attached hereto.

17

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed effective as of December 15, 2016.

COMPANY:

PACIFIC ETHANOL, INC., a Delaware corporation

By:	/s/ Neil M. Koehler
Name:	Neil M. Koehler
Title:	President and Chief Executive Officer

Address:	400 Capitol Mall Suite 2060 Sacramento, CA 95814

[Signature Page to Security Agreement]

AGENT:

cortland capital market services llc, as Agent

By:	/s/ Polina Arsentyeva
Name:	Polina Arsentyeva
Title:	Associate Counsel

Address:

Cortland Capital Market Services LLC

225 W. Washington Street, 21st Floor

Chicago, IL 60606

Attention: Ryan Morick and Legal Department

Telecopy no.: (312) 562-5072

E-mail: ryan.morick@cortlandglobal.com;

legal@cortlandglobal.com

with a copy (which copy shall not constitute notice) to:

Kaye Scholer LLP

250 W. 55th Street

New York, NY 10019

Attention: Alan Glantz

Telecopy no.: (212) 836-6763

E-mail: alan.glantz@kayescholer.com

[Signature Page to Security Agreement]

[SIGNATURE PAGE OF SECURED PARTIES TO SECURITY AGREEMENT]

SECURED PARTY:

CWD Summit, LLC,
acting for and on behalf of
Candlewood Renewable Energy Series I

By: /s/ David Koenig
Name: David Koenig
Title: Authorized Signatory

Address: c/o Candlewood Investment Group, LP 555 Theodore Fremd Avenue, Suite C-303 Rye, NY 10580
Email: compliance@candlewoodgroup.com Facsimile Number:212-493-4492

Dated: Effective as of December 15, 2016

[Signature Page to Security Agreement]

SECURED PARTY:

Flagler Master Fund SPC Ltd,
acting for and on behalf of the class A segregated portfolio

By: /s/ Phil DeSantis
Name: Phil DeSantis
Title: Authorized Signatory

Address:c/o Candlewood Investment Group, LP 555 Theodore Fremd Avenue, Suite C-303 Rye, NY 10580
Email: compliance@candlewoodgroup.com Facsimile Number:212-493-4492

Dated: Effective as of December 15, 2016

[Signature Page to Security Agreement]

SECURED PARTY:

Flagler Master Fund SPC Ltd.,
acting for and on behalf of the class A segregated portfolio

By: /s/ Phil DeSantis
Name: Phil DeSantis
Title: Authorized Signatory

Address:c/o Candlewood Investment Group, LP 555 Theodore Fremd Avenue, Suite C-303 Rye, NY 10580
Email: compliance@candlewoodgroup.com Facsimile Number:212-493-4492

Dated: Effective as of December 15, 2016

[Signature Page to Security Agreement]

[SIGNATURE PAGE OF SECURED PARTIES TO SECURITY AGREEMENT]

SECURED PARTY:

CIF-Income Partners (A), LLC

By: BlackRock Financial Management, Inc. Its investment manager

By: /s/ Bryan J. Smith
Name: Bryan J. Smith
Title: Managing Director

Address for Notices:

BlackRock Alternative Advisors
40 East 52nd Street, 16th Floor
New York, NY 10022
Attn: Stephen Kavulich and Jesse Licht
BAA-QBCo-InvestmentFundLP@blackrock.com

with a copy to (which shall not constitute notice):

BlackRock Inc. — Office of the General Counsel
40 East 52nd Street, 19th Floor
New York, NY 10022
Attn: Michelle Galvez, David Maryles & Larry Gail
legaltransactions@blackrock.com
larry.gail@blackrock.com

Dated: Effective as of December 15, 2016

[Signature Page to Security Agreement]

[SIGNATURE PAGE OF SECURED PARTIES TO SECURITY AGREEMENT]

SECURED PARTY:

Orange 2015 DisloCredit Fund, L.P.

By: BlackRock Financial Management, Inc. Its investment manager

By: /s/ Bryan J. Smith
Name: Bryan J. Smith
Title: Managing Director

Address for Notices:

BlackRock Alternative Advisors
40 East 52nd Street, 16th Floor
New York, NY 10022
Attn: Stephen Kavulich and Jesse Licht
BAA-QBCo-InvestmentFundLP@blackrock.com

with a copy to (which shall not constitute notice):

BlackRock Inc. — Office of the General Counsel
40 East 52nd Street, 19th Floor
New York, NY 10022
Attn: Michelle Galvez, David Maryles & Larry Gail
legaltransactions@blackrock.com
larry.gail@blackrock.com

Dated: Effective as of December 15, 2016

[Signature Page to Security Agreement]

[SIGNATURE PAGE OF SECURED PARTIES TO SECURITY AGREEMENT]

SECURED PARTY:

Sainsbury’s Credit Opportunities Fund, Ltd.

By: BlackRock Financial Management, Inc. Its investment manager

By: /s/ Bryan J. Smith
Name: Bryan J. Smith
Title: Managing Director

Address for Notices:

BlackRock Alternative Advisors
40 East 52nd Street, 16th Floor
New York, NY 10022
Attn: Stephen Kavulich and Jesse Licht
BAA-QBCo-InvestmentFundLP@blackrock.com

with a copy to (which shall not constitute notice):

BlackRock Inc. — Office of the General Counsel
40 East 52nd Street, 19th Floor
New York, NY 10022
Attn: Michelle Galvez, David Maryles & Larry Gail
legaltransactions@blackrock.com
larry.gail@blackrock.com

Dated: Effective as of December 15, 2016

[Signature Page to Security Agreement]

SCHEDULE I

TO SECURITY AGREEMENT

Pledgor	Issuer	Class of Equity Interest	Certificate No.	Par Value Per Share	Number of Shares	Percentage of Issuer's Equity Interests	Percentage of Issuer’s Outstanding Shares of Common Stock Pledged
Pacific Ethanol, Inc.	PE OP CO., a Delaware corporation	Common Stock	7	$0.001	1,000	100%	100%

Company’s type of organization: Corporation

Company’s jurisdiction of organization: Delaware

Company’s Legal Name: Pacific Ethanol, Inc.

Company’s Federal Taxpayer Identification Number: 41-2170618

Company’s organizational identification number: 3877538

Company’s chief executive office or principal place of business: 400 Capital Mall, Suite 2060, Sacramento, CA 95814.

SCHEDULE II

TO SECURITY AGREEMENT

Holder	Principal Amount	Percentage of Total Notes
CWD Summit, LLC - acting for and on behalf of Candlewood Renewable Energy Series I	$ 22,438,545	40.7974%
Flagler Master Fund SPC Ltd - acting for and on behalf of the class A segregated portfolio	$ 7,001,507	12.7300%
Flagler Master Fund SPC Ltd - acting for and on behalf of the class B segregated portfolio	$ 4,000,000	7.2727%
CIF Income Partners (A), LLC	$ 9,962,010	18.1127%
Orange 2015 DisloCredit Fund, L.P.	$ 10,309,278	18.7441%
Sainsbury’s Credit Opportunities Fund, Ltd.	$ 1,288,660	2.3430%
Total	$ 55,000,000	100.0000%

EXHIBIT 1

TO SECURITY AGREEMENT

[FORM OF]
SECURITY AGREEMENT JOINDER

Reference is hereby made to that certain Security Agreement, dated as of December [__], 2016 (the “Security Agreement”) by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), each Holder (as defined therein) (each, a “Secured Party” and collectively, the “Secured Parties”) and Cortland Capital Market Services LLC, as collateral agent for itself and the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Security Agreement.

The undersigned hereby agrees to be added as a party to the Security Agreement as a “Secured Party”. The undersigned hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as a Secured Party each of the covenants, agreements, terms, conditions, obligations, duties, promises and liabilities applicable to a “Secured Party” under the Security Agreement (including, without limitation, those set forth in Section 17(f) of the Security Agreement) as if it were an original signatory thereto.

The undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Agent may reasonably require to effect the purpose of this Security Agreement Joinder.

This Security Agreement Joinder shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned Secured Party has caused this Security Agreement Joinder to be executed by its officers or representatives as of ___________________, 20____.

[___________________________________]

By:____________________________________
Name: ________________________________
Title: ________________________________

Address of Secured Party: ___________________________________________________________

Email Address of Secured Party: _______________________________________________________

Facsimile Number of Secured Party: ____________________________________________________